UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2023

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the total number of shares represented in person or by proxy was 53,458,278 of the 81,036,163 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting as of the May 5, 2023 record date. The following matters were voted upon at the Annual Meeting:

(1) The election of seven directors to serve for a one year term until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Ryan Schulke	23,950,611	655,219	133,352	13,799,935
Matthew Conlin	23,975,253	632,699	131.230	13,799,935
Donald Mathis	23,501,964	1,154,855	82,363	13,799,935
Carla S. Newell	23,478,494	1,156,622	104,066	13,799,935
Barbara Shattuck Kohn	23,461,919	1,174,248	103,015	13,799,935
David A. Graff	24,028,160	642,550	68,472	13,799,935
Richard C. Pfenniger, Jr.	19,273,916	5,350,027	115,239	13,799,935

(2) The approval, on an advisory basis, of the 2022 Compensation of the Company's named executive officers (Say-on-Pay):

For	Against	Abstain	Broker Non-Vote
23,455,290	1,074,489	209,403	13,799,935

(3)  The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstain
37,360,451	1,174,770	3,896

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.         Description
104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

June 9, 2023	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer